Schedule A

                         RULE 10F-3 TRANSACTIONS REPORT
                         ------------------------------
                    April 1, 2001 through September 30, 2001
             Affiliated Underwriter: Banc of America Securities, LLC

                             Type of
                             Security*    Date                                    Principal/            Price                 % of
                             (1),(2),   Offering   Purchase                         Shares              Paid       % of       Fund
             Issuer          (3),(4)   Commenced     Date      Selling Broker**   Purchased    Price    By Fund    Issue      Assets
------------------------------------------------------------------------------------------------------------------------------------
NATIONS FUND TRUST
NATIONS STRATEGIC INCOME
Public Service Electric Group
Power, 6.875%, 04/15/2016        1    04/09/01    04/09/01      Morgan Stanley       400,000   99.48    $397,924      0.08%    0.15%
Boeing Capital, 5.65%,
05/15/2006                       1    05/03/01    05/03/01     CS First Boston       400,000   99.82    $399,272      0.04%    0.18%
American Electronic Power,
6.125%, 05/15/2006               1    05/04/01    05/04/01      Merrill Lynch        300,000   99.70    $299,088      0.03%    0.13%
Worldcom, Inc., 7.50%,
05/15/2011                       1    05/09/01    05/09/01     JP Morgan Chase       400,000   98.90    $395,616      0.01%    0.18%
Harrahs Operating Co., Inc.,
7.125%, 06/01/2007               1    06/07/01    06/07/01      Salomon Smith        140,000   99.57    $139,404      0.03%    0.06%
                                                                  Barney
Wellpoint Health Network,
6.375%, 06/15/2006               1    06/12/01    06/12/01      Salomon Smith        180,000   99.77    $179,590      0.04%    0.08%
                                                                  Barney
Abbott  Laboratories, 5.125%,
07/01/2004                       1    06/28/01    06/28/01      Goldman Sachs        400,000   99.77    $399,088      0.00%    0.18%
Kern River Funding Corporation,
6.676%, 07/31/2016               3    08/08/01    08/08/01     CS First Boston       420,000  100.00    $420,000      0.08%    0.19%
Verizon New England, 6.50%,
09/15/2011                       1    08/15/01    08/15/01      Deutsche Banc        194,000   99.77    $193,562      0.02%    0.09%
                                                                 Alex Brown
Conagra Foods, 6.75%, 09/15/2011 1    09/05/01    09/05/01      Merrill Lynch        130,000   99.95    $129,932      0.13%    0.06%
Cinergy  Corporation, 6.25%,
09/02/2004                       1    09/06/01    09/06/01     Barclays Capital      144,000   99.99    $143,981      0.03%    0.06%


NATIONS SHORT TERM INCOME
Abbott Laboratories, 5.125%,
07/01/2004                       1    06/28/01    06/28/01      Goldman Sachs      2,120,000   99.83  $2,116,417      0.00%    0.57%


NATIONS BALANCED ASSETS
Premedia, 8.875%, 05/15/2011     1    05/03/01    05/03/01      Salomon Smith         26,000   98.54     $25,620      0.01%    0.03%
                                                                   Barney
Boeing Capital, 5.65%,
05/15/2006                       1    05/03/01    05/03/01     CS First Boston       190,000   99.82    $189,654      0.02%    0.20%
Worldcom, Inc., 7.50%,
05/15/2011                       1    05/09/01    05/09/01     JP Morgan Chase       175,000   98.90    $173,082      0.00%    0.19%
National Rural Utilities,
6.00%, 05/15/2006                1    05/16/01    05/16/01       Lehman Bros         180,000   99.54    $179,172      0.01%    0.19%

NATIONS BOND
Public Service Electric Group
Power, 6.875%, 04/15/2016        1    04/09/01    04/09/01      Morgan Stanley     8,515,000   99.48  $8,470,807      1.70%    0.36%
Premedia, 8.875%, 05/15/2011     1    05/03/01    05/03/01      Salomon Smith      1,583,000   98.54  $1,559,841      0.32%    0.07%
                                                                   Barney
Boeing Capital, 5.65%,
05/15/2006                       1    05/03/01    05/03/01     CS First Boston    15,270,000   99.82 $15,242,209      1.53%    0.64%
American Electronic Power,
6.125%, 05/15/2006               1    05/04/01    05/04/01      Merrill Lynch      8,000,000   99.70  $7,975,680      0.80%    0.33%
Worldcom, Inc. , 7.50%,
05/15/2011                       1    05/09/01    05/09/01     JP Morgan Chase     9,680,000   98.90  $9,573,907      0.24%    0.40%
National Rural Utilities,
6.00%, 05/15/2006                1    05/16/01    05/16/01       Lehman Bros       5,695,000   99.54  $5,668,803      0.32%    0.24%
Adelphia Communications,
10.25%, 06/15/2011               1    06/07/01    06/07/01      Salomon Smith      5,790,000  100.00  $5,790,000      0.58%    0.24%
                                                                   Barney
Harrahs Operating Co., Inc.,
7.125%, 06/01/2007               1    06/07/01    06/07/01      Salomon Smith      4,115,000   99.57  $4,097,470      0.82%    0.17%
                                                                   Barney
Ryland Group, 9.125%, 06/15/2011 1    06/08/01    06/08/01       USB Warburg       1,030,000  100.00  $1,030,000      0.69%    0.04%
Wellpoint Health Network,
6.375%, 06/15/2006               1    06/12/01    06/12/01      Salomon Smith      5,289,000   99.77  $5,276,941      1.18%    0.22%
                                                                   Barney
Potlatch Corp, 10%, 07/15/2011   1    06/26/01    06/26/01      Goldman Sachs      2,185,000  100.00  $2,185,000      0.87%    0.09%
PSEG Energy, 8.5%, 06/15/2011    1    06/27/01    06/27/01       Lehman Bros       2,820,000   99.82  $2,815,009      0.51%    0.09%
Airgas, Inc. 9.125%, 10/01/2011  3    07/25/01    07/25/01      Goldman Sachs        955,000  100.00    $955,000      0.42%    0.04%
Ryland Corporate, 8%, 08/15/2006 1    08/13/01    08/13/01     CS First Boston     1,620,000  100.00  $1,620,000      1.62%    0.07%
Verizon New England, 6.50%,
09/15/2011                       1    08/15/01    08/15/01      Deutsche Banc      5,836,000   99.77  $5,822,811      0.58%    0.24%
                                                                 Alex Brown
Conagra Foods, 6.75%, 09/15/2011 1    09/05/01    09/05/01      Merrill Lynch      3,925,000   99.95  $3,922,959      3.93%    1.73%
Cinergy  Corporation, 6.25%,
09/02/2004                       1    09/06/01    09/06/01     Barclays Capital    4,320,000   99.99  $4,319,438      0.86%    0.16%



NATIONS MIDCAP GROWTH
Instinet Group Inc.              1    05/17/01    05/17/01     CS First Boston        64,860  $14.50    $940,470      0.24%    0.16%



NATIONS TAX-EXEMPT
State of California 2001-02
 Revenue Anticipation Notes,
 BMS Index Notes, Series A       4    09/25/01    09/25/01       Lehman Bros       5,000,000  100.00  $5,000,000      0.13%    0.18%
State of California 2001-02
 Revenue Anticipation Notes,
 BMS Index Notes, Series B       4    09/25/01    09/25/01       Lehman Bros       5,000,000  100.74  $5,037,050      0.50%    0.18%
State of California 2001-02
 Revenue Anticipation Notes
 BMS Index Notes, Series C       4    09/25/01    09/25/01       Lehman Bros      40,000,000  100.00 $40,000,000      4.71%    1.46%

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* The following designations identify whether the securities are: (1) part of a
Registered Offering; (2) part of an Eligible Foreign Offering; (3) part of an
Eligible Rule 144A Offering; or (4) Eligible Municipal Securities, as such terms are defined in the Procedures for Investment Pursuant to Rule 10f-3 under the Investment Company Act of 1940, as amended.

** The Selling Broker is not affiliated with the Affiliated Underwriter.

The amount of securities of any class purchased by a Fund and any other investment companies advised by a Sub-Adviser or Adviser to the Funds may not exceed (i) 25% of the principal amount of the offering of such class or (ii) if an Eligible Rule 144A offering, 25% of the total of the principal amount of the offering of such class sold to qualified institutional buyers plus the principal amount of the offering of such class in any concurrent public offering.

The securities were offered in a firm commitment underwriting (unless a rights offering) and the securities purchased were of an issuer who had been in continuous operations for not less than three years, including predecessors
(except for Eligible Municipal Securities).